UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-6961	16-0442930
(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, Gannett Co., Inc. (the “Company”) issued a press release announcing that its Board of Directors had elected Bruce Nolop, formerly executive vice president and chief financial officer of E*TRADE Financial Corp., and Jill Greenthal, senior advisor, Private Equity Group at Blackstone Group, L.P., to serve as directors of the Company. Mr. Nolop’s election is effective immediately and Ms. Greenthal’s election is effective as of the day following completion of the separation of the Company’s Publishing business from its Broadcasting and Digital businesses, at which time she will commence service as a director of TEGNA Inc. The Board appointed Mr. Nolop to the Audit Committee, effective immediately. Board committee assignments for Ms. Greenthal will be determined at a later date.

The Company also announced expected members of the Boards of Directors and corporate senior leadership teams for the two publicly traded companies that will be created through the separation. As previously announced, the company owning and operating the Broadcasting and Digital businesses following the separation will operate under the name “TEGNA Inc.” and the company formed to own and operate the Publishing business and its affiliated digital assets will retain the name “Gannett Co., Inc.” The Company announced that, following the separation:

TEGNA Leadership

•	Current Chairman of the Company’s Board of Directors, Marjorie Magner, will serve as chairman of TEGNA’s Board of Directors. TEGNA’s Board of Directors will also include current Company directors Howard D. Elias, Lidia Fonseca, Gracia Martore, Scott K. McCune, Susan Ness and Neal Shapiro.

•	As previously announced, the Company’s current president and CEO, Gracia Martore, will assume the role of president and CEO of TEGNA. Joining Ms. Martore on TEGNA’s executive leadership team will be Bill Behan, senior vice president of labor relations; Victoria Harker, the Company’s chief financial officer, who will be promoted to executive vice president and chief financial officer of TEGNA; Kevin Lord, chief human resources officer; Dave Lougee, president of Broadcasting; Todd Mayman, senior vice president, general counsel and secretary of the Company, who will be promoted to executive vice president and chief legal and administrative officer of TEGNA; and Jack Williams, president of Digital Ventures.

Gannett Co., Inc. Leadership

•	Current Company director, John Jeffry Louis, will serve as chairman of Gannett Co., Inc.’s Board of Directors, which will also include current Company directors John E. Cody and Tony Prophet.

•	Lila Ibrahim, chief business officer at Coursera, is expected to serve on the Gannett Co., Inc. Board of Directors.

•	As previously announced, Robert Dickey, current president of the Company’s U.S. Community Publishing business, will serve as Gannett Co., Inc.’s president and CEO. Joining Mr. Dickey on the Gannett Co., Inc. executive leadership team will be Ali Engel, senior vice president, chief financial officer and treasurer; Henry Faure Walker, chief executive, Newsquest; Larry Kramer, USA TODAY publisher and chief content officer; David Payne, chief product officer; Maribel Wadsworth, senior vice president and chief strategy officer; Barbara Wall, senior vice president and general counsel; and John Zidich, president of domestic publishing.

Mr. Dickey provided conditional notice of his resignation as President, U.S. Community Publishing of the Company. His resignation is conditioned on, and will be effective immediately prior to, the effectiveness of the separation, and is further conditioned on Mr. Dickey being the chief executive officer of Gannett Co., Inc. as of the effectiveness of the separation.

Mr. Louis, Mr. Cody and Mr. Prophet each provided conditional notice of his resignation from the Company’s Board of Directors and each committee thereof on which he sits. Each such resignation is conditioned on, and will be effective immediately prior to, the effectiveness of the separation, and is further conditioned on being a member of the Board of Directors of Gannett Co., Inc. as of the effectiveness of the separation.

A copy of the Company’s press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2015, following approval by the shareholders of the Company at the Company’s 2015 Annual Meeting of Shareholders, the Company amended its Third Restated Certificate of Incorporation (the “Amendment”) to include a new Article ELEVENTH imposing certain ownership and transfer restrictions on the Company’s stock that are desirable to enhance the Company’s ability to remain compliant with FCC regulations.

As previously reported in the Company’s 2015 proxy statement, a primary purpose of the Amendment is to reduce the risk that a shareholder’s ownership or proposed ownership of the Company’s capital stock does not comply with FCC regulatory limitations and thereby limits the Company’s flexibility to pursue acquisitions and operate without interruption in strategic markets. The Amendment accomplishes this purpose by granting the Company the ability to, among other things, suspend certain rights of shareholders (including voting rights), restrict transfers of the Company’s capital stock or redeem shares of the Company’s capital stock (but the Company generally may not exercise this redemption remedy unless the suspension and transfer restriction remedies would be insufficient to prevent or cure the situation which causes or could cause the applicable FCC regulatory limitation). The Amendment also generally allows the Company to take these actions if a person does not provide, within 15 days after the Company’s request, information requested by the Company to determine whether a person’s ownership or proposed ownership could result in a FCC regulatory limitation or to ensure compliance with regulatory reporting requirements.

The foregoing description of the Amendment is qualified in its entirety by, and should be read in conjunction with, the complete text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 29, 2015. The voting results of the proposals considered at the Annual Meeting are provided below.

Proposal 1

The voting results of the proposal to elect ten nominees to the Company’s Board of Directors were as follows:

	For	Against	Abstain	Broker Non- Votes
John E. Cody	188,651,977	2,642,898	1,198,218	14,926,995
Howard D. Elias	187,978,492	3,299,967	1,214,635	14,926,995
Lidia Fonseca	189,829,276	1,463,390	1,200,428	14,926,995
John Jeffry Louis	188,879,319	2,440,020	1,173,755	14,926,995
Marjorie Magner	188,210,547	3,103,438	1,179,109	14,926,995
Gracia C. Martore	188,821,245	2,512,335	1,159,514	14,926,995
Scott K. McCune	187,911,360	3,387,925	1,193,808	14,926,995
Susan Ness	186,959,546	4,345,926	1,187,621	14,926,995
Tony A. Prophet	186,964,150	4,341,815	1,187,129	14,926,995
Neal Shapiro	162,491,265	28,835,027	1,166,802	14,926,995

Proposal 2

The voting results of the Company proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year were as follows:

For	Against	Abstain	Broker Non-Votes
204,846,986	1,323,067	1,250,036	0

Proposal 3

The voting results of the Company proposal to approve the amendment of the Company’s Third Restated Certificate of Incorporation to impose certain ownership and transfer restrictions on the Company’s stock that are desirable to enhance the Company’s ability to remain compliant with FCC regulations were as follows:

For	Against	Abstain	Broker Non-Votes
174,153,354	17,156,885	1,182,855	14,926,995

Proposal 4

The voting results of the Company proposal to approve the performance measures specified in the Company’s amended and restated 2001 Omnibus Incentive Compensation Plan were as follows:

For	Against	Abstain	Broker Non-Votes
179,346,462	12,488,265	658,056	14,927,306

Proposal 5

The voting results of the Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers reported in the Company’s 2015 proxy statement were as follows:

For	Against	Abstain	Broker Non-Votes
184,856,272	6,763,306	873,205	14,927,306

Proposal 6

The voting results of the non-binding shareholder proposal regarding vesting of equity awards of senior executives upon a change of control were as follows:

For	Against	Abstain	Broker Non-Votes
49,202,741	141,911,503	1,378,850	14,926,995

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Third Restated Certificate of Incorporation.

99.1	Press release issued April 29, 2015